UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ASSET PROTECTION OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada		27-3387893
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
9500 W. Flamingo Rd. Suite 205
Las Vegas, NV 89147
(Address of principal executive offices)

(800) 581-1522
(Issuer’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  X  .

Securities Act registration statement file number to which this form relates:  333-169960

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock $0.001 Par Value

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.001 per share, of Asset Protection of America, Inc. (the “Registrant”) to be registered hereunder (the “Securities”), reference is made to the information set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 originally filed on October 15, 2010 with the Securities and Exchange Commission (File No. 333-169960), as amended pre-effectively on June 16, 2011, October 11, 2011, November 7, 2011, December 20, 2011, January 25, 2012, September 17, 2012, October 15, 2012, February 12, 2013, March 7, 2013, March 15, 2013 and March 27, 2013, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act or otherwise that includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Exhibit	Description

3.1	Articles of Incorporation, dated August 27, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Form S-1 Registration Statement filed November 11, 2010)

3.2	Amended Articles of Incorporation dated (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 10-Q for the period ending March 31, 2014 filed November 11, 2015)

3.3	By-laws dated August 30, 2010 (incorporated herein by reference to Exhibit 3.2 of the Company’s Form S-1 Registration Statement filed November 11, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 2, 2016		Asset Protection of America, Inc.
/s/ Todd Bauman
	By: Its:	Todd Bauman Chief Executive Officer (Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer)